As filed with the Securities and Exchange Commission on May 17, 2007

     Registration No. 333-139672, 333-137808, 333-137004, 333-120156, 333-65316,
                           333-65314, 333-65312, 333-36734, 333-42485, 333-28695

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

           POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (NO. 333-139672) POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (NO. 333-137808) POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (NO. 333-137004) POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (NO. 333-120156) POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (NO. 333-65316) POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (NO. 333-65314) POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (NO. 333-65312) POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (NO. 333-36734) POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (NO. 333-42485) POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (NO. 333-28695)

                                 --------------

                             REGISTRATION STATEMENTS
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                          L-1 IDENTITY SOLUTIONS, INC.
             (Exact Name of Registrant as Specified in its Charter)


            DELAWARE                                     04-3320515
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)


   177 BROAD STREET, 12TH FLOOR,                                06901
            STAMFORD, CT
  (Address of Principal Executive                             (Zip Code)
              Offices)

     L-1 IDENTITY SOLUTIONS, INC. 2005 LONG-TERM INCENTIVE PLAN, AS AMENDED
           VIISAGE TECHNOLOGY, INC. 2006 EMPLOYEE STOCK PURCHASE PLAN
     VIISAGE TECHNOLOGIES, INC. 2001 STOCK IN LIEU OF CASH COMPENSATION PLAN VIISAGE TECHNOLOGY, INC. 1997 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED
        VIISAGE TECHNOLOGY, INC. STOCK IN LIEU OF CASH COMPENSATION PLAN VIISAGE TECHNOLOGY, INC. 1996 DIRECTOR STOCK OPTION PLAN, AS AMENDED
     VIISAGE TECHNOLOGY, INC. 1996 MANAGEMENT STOCK OPTION PLAN, AS AMENDED
                 IDENTIX INCORPORATED 2002 EQUITY INCENTIVE PLAN
             IDENTIX INCORPORATED NEW EMPLOYEE STOCK INCENTIVE PLAN
          IDENTIX INCORPORATED NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                   IDENTIX INCORPORATED EQUITY INCENTIVE PLAN
                  VISIONICS CORPORATION 1998 STOCK OPTION PLAN
                  VISIONICS CORPORATION 1990 STOCK OPTION PLAN
                   VISIONICS CORPORATION STOCK INCENTIVE PLAN
   IMAGING AUTOMATION, INC. 2003 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN
                 IMAGING AUTOMATION, INC. 1996 STOCK OPTION PLAN

                            (Full Title of the Plans)

                                ROBERT V. LAPENTA
          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          L-1 IDENTITY SOLUTIONS, INC.
                          177 BROAD STREET, 12TH FLOOR
                                  STAMFORD, CT
                                 (203) 504-1100

                      (Name, Address, and Telephone Number,
                   Including Area Code, of Agent For Service)

                                EXPLANATORY NOTE

      L-1 Identity Solutions, Inc. (the "Company, "we" or "us"), a Delaware corporation formerly named L-1 Holding Co., files this Post-Effective Amendment to the Registration Statements on Form S-8 (this "Post-Effective Amendment") as the successor registrant of our wholly-owned subsidiary, L-1 Identity Solutions Operating Company (formerly named L-1 Identity Solutions, Inc.) (the "Predecessor Registrant"), a Delaware Corporation, in accordance with Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"). The Company is the successor registrant of the Predecessor Registrant pursuant to Section 12g-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as a result of the Predecessor Registrant adopting a holding company form of organizational structure. The holding company organizational structure was implemented by the merger (the "Merger") in accordance with Section 251(g) of the Delaware General Corporation Law ("DGCL"), of L-1 Merger Co., a Delaware corporation and wholly-owned subsidiary of the Company, with and into the Predecessor Registrant, with the Predecessor Registrant being the surviving corporation. In the Merger, which was consummated on May 16, 2007, each share of the issued and outstanding common stock of the Predecessor Registrant was converted into one share of common stock of the Registrant, which changed its name to L-1 Identity Solutions, Inc. Pursuant to the Merger, the Predecessor Registrant became a direct, wholly-owned subsidiary of the Registrant.

      This Post-Effective Amendment pertains to the adoption by us of the following registration statements (collectively, the "Registration Statements"):
(i) Registration Statement No. 333-139672, covering 1,899,272 shares of common stock (Identix Incorporated 2002 Equity Incentive Plan), (ii) Registration Statement No. 333-137808, covering (1) 16,000 shares of common stock (Viisage Technology, Inc. 1996 Directors Stock Option Plan) and (2) 477,160 shares of common stock (Viisage Technology, Inc. 1996 Management Stock Option Plan), (iii) Registration Statement No. 333-137004, covering (1) 776,200 shares of common stock (Viisage Technology, Inc. 2006 Employee Stock Purchase Plan and L-1 Identity Solutions, Inc. 2005 Long-Term Incentive Plan, as amended (formerly named Viisage Technology, Inc. 2005 Long-Term Incentive Plan)), (2) 1,723,800 shares of common stock (L-1 Identity Solutions, Inc. 2005 Long-Term Incentive Plan, as amended), (3) 3,009,181 shares of common stock (Identix Incorporated 2002 Equity Incentive Plan, Identix Incorporated New Employee Stock Incentive Plan, Identix Incorporated Non-Employee Directors Stock Option Plan, Identix Incorporated Equity Incentive Plan, Visionics Corporation 1990 Stock Option Plan, Visionics Corporation 1998 Stock Option Plan and Visionics Corporation Stock Incentive Plan) and (4) 375,810 shares of common stock (Identix Incorporated 2002 Equity Incentive Plan), (iv) Registration Statement No. 333-120156 covering 565,270 shares of common stock (Imaging Automation, Inc. 1996 Stock Option Plan and Imaging Automation, Inc. 2003 Employee, Director and Consultant Stock Plan), (v) Registration Statement No. 333-65316 covering (1) 294,996 shares of common stock (Viisage Technology, Inc. 1996 Director Stock Option Plan, as amended) and (2) 1,000,000 shares of common stock (Viisage Technology, Inc. 1996 Management Stock Option Plan, as amended), (vi) Registration Statement No. 333-65314, covering 800,000 shares of common stock (Viisage Technologies, Inc. 2001 Stock in Lieu of Cash Compensation Plan), (vii) Registration Statement No. 333-65312, covering 200,000 shares of common stock (Viisage Technology, Inc. 1997 Employee Stock Purchase Plan, as amended), (viii) Registration Statement No. 333-36734, covering 923,098 shares of common stock (Viisage Technology, Inc. Stock in Lieu of Cash Compensation for Directors Plan, Viisage Technology, Inc. 1996 Director Stock Option Plan, as amended and Viisage Technology, Inc. 1996 Management Stock Option Plan, as amended), (ix) Registration Statement No. 333-42485, covering 771,000 shares of common stock (Viisage Technology, Inc. 1996 Management Stock Option Plan, as amended and Viisage Technology, Inc. 1997 Employee Stock Purchase Plan), and (x) Registration Statement No. 333-28695, covering 1,512,750 shares of common stock (Viisage Technology, Inc. 1996 Director Stock Option Plan, as amended and Viisage Technology, Inc. 1996 Management Stock Option Plan, as amended).

      In accordance with Rule 414 under the Securities Act, we, as the successor registrant to the Predecessor Registrant, hereby expressly adopt the Registration Statements as our own for all purposes of the Securities Act and the Exchange Act. Registration fees were paid at the time of filing the original Registration Statements.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


ITEM 1.     PLAN INFORMATION

      Not required to be filed with this Post-Effective Amendment.

ITEM 2.     REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

      Not required to be filed with this Post-Effective Amendment.



                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

      The Company hereby incorporates by reference into this Post-Effective Amendment the following documents previously filed with the Securities and Exchange Commission:

    o The Predecessor Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

    o The Predecessor Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 2007.

    o The Predecessor Registrant's Current Reports on Form 8-K dated May 9, 2007, May 2, 2007, April 16, 2007, April 13, 2007, April 3, 2007, March
        21, 2007, February 13, 2007, January 29, 2007, January 11, 2007 and
        January 9, 2007.

    o The description of the Registrant's common stock contained in the Predecessor Registrant's Registration Statement No. 001-33002 on Form 8-A filed with the Securities and Exchange Commission pursuant to
        Section 12(b) of the Exchange Act, on August 29, 2006.

     All reports and other documents subsequently filed by the Registrant after the date of this Post-Effective Amendment pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold, or which deregisters all securities remaining unsold, shall be deemed incorporated by reference into this Post-Effective Amendment and shall be a part hereof from the date of filing such reports and documents.

     The Registrant is not incorporating any information furnished under Item
2.02 or 7.01 of any Current Report on Form 8-K.

     For purposes of this Post-Effective Amendment, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Post-Effective Amendment.

ITEM 4.     DESCRIPTION OF SECURITIES

      Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the General Corporation Law of the State of Delaware permits a corporation, under specified circumstances, to indemnify its directors, officers, employees and agents against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them as a result of any suit (other than a suit brought by or in the right of the corporation) brought against them in their capacity as such, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 145 of the General Corporation Law of the State of Delaware also provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys' fees) incurred by them in connection with a suit brought by or in the right of the corporation if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made, unless otherwise determined by the court, if such person was adjudged liable to the corporation.

      The General Corporation Law of the State of Delaware also provides that the indemnification described above shall not be deemed exclusive of other indemnification that may be granted by a corporation pursuant to its by-laws, disinterested directors' vote, stockholders' vote, agreement or otherwise.

      The General Corporation Law of the State of Delaware also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

      Article VII of the Registrant's Certificate of Incorporation and Article V of the Registrant's By-laws provide for mandatory indemnification of the Registrant's directors and officers, and permissible indemnification of its employees and other agents, to the maximum extent permitted by the General Corporation Law of the State of Delaware. The Registrant has also entered into indemnification agreements with its directors and officers that require the Registrant, among other things, to indemnify these individuals against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law.

      The above discussion of the General Corporation Law of the State of Delaware and the Registrant's Certificate of Incorporation, By-laws and indemnification agreements is not intended to be exhaustive and is qualified in its entirety by such statutes, Certificate of Incorporation, By-laws and indemnification agreements.


ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.     EXHIBITS.

      The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

ITEM 9.     UNDERTAKINGS

      (a)   The undersigned Registrant hereby undertakes:

            (1) to file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statements;

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statements (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statements or any material change to such information in the Registration Statements;

            provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statements shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Post-Effective Amendment No. 1 to this registration statement on Form S-8 (No. 333-139672), Post-Effective Amendment No. 1 to this registration statement on Form S-8 (No. 333-137808), Post-Effective Amendment No. 1 to this registration statement on Form S-8 (No. 333-137004), Post-Effective Amendment No. 1 to this registration statement on Form S-8 (No. 333-120156), Post-Effective Amendment No. 1 to this registration statement on Form S-8 (No. 333-65316), Post-Effective Amendment No. 1 to this registration statement on Form S-8 (No. 333-65314), Post-Effective Amendment No. 1 to this registration statement on Form S-8 (No. 333-65312), Post-Effective Amendment No. 1 to this registration statement on Form S-8 (No. 333-36734), Post-Effective Amendment No. 1 to this registration statement on Form S-8 (No. 333-42485), and Post-Effective Amendment No. 1 to this registration statement on Form S-8 (No. 333-28695) and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on May 17, 2007.



                                          L-1 IDENTITY SOLUTIONS, INC.


                                          By:   /s/  James A. DePalma
                                              --------------------------
                                                James A. DePalma
                                                Executive Vice President,
                                                Chief Financial Officer and
                                                Treasurer

                        POWER OF ATTORNEY AND SIGNATURES

      Know all by these presents, that each individual whose signature appears below constitutes and appoints James A. DePalma and Mark S. Molina his or her true and lawful attorneys-in-fact and agents with full powers of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 (No. 333-139672), this registration statement on Form S-8 (No. 333-137808), this registration statement on Form S-8 (No. 333-137004), this registration statement on Form S-8 (No. 333-120156), this registration statement on Form S-8 (No. 333-65316), this registration statement on Form S-8 (No. 333-65314), this registration statement on Form S-8 (No. 333-65312), this registration statement on Form S-8 (No. 333-36734), this registration statement on Form S-8 (No. 333-42485), and this registration statement on Form S-8 (No. 333-28695), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this registration statement on Form S-8 (No. 333-139672), Post-Effective Amendment No. 1 to this registration statement on Form S-8 (No. 333-137808), Post-Effective Amendment No. 1 to this registration statement on Form S-8 (No. 333-137004), Post-Effective Amendment No. 1 to this registration statement on Form S-8 (No. 333-120156), Post-Effective Amendment No. 1 to this registration statement on Form S-8 (No. 333-65316), Post-Effective Amendment No. 1 to this registration statement on Form S-8 (No. 333-65314), Post-Effective Amendment No. 1 to this registration statement on Form S-8 (No. 333-65312), Post-Effective Amendment No. 1 to this registration statement on Form S-8 (No. 333-36734), Post-Effective Amendment No. 1 to this registration statement on Form S-8 (No. 333-42485), and Post-Effective Amendment No. 1 to this registration statement on Form S-8 (No. 333-28695), has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature                           Title                           Date
---------                           -----                           ----


                                    Chairman of the Board,          May 17, 2007
/s/  Robert V. LaPenta              President and Chief Executive
--------------------------------    Officer (Principal Executive
Robert V. LaPenta                   Officer)


                                    Executive Vice President,       May 17, 2007
/s/  James A. DePalma               Chief Financial Officer and
--------------------------------    Treasurer (Principal Financial
James A. DePalma                    Officer)


                                    Senior Vice President of        May 17, 2007
/s/  Vincent A. D'Angelo            Finance and Chief Accounting
--------------------------------    Officer (Principal Accounting
Vincent A. D'Angelo                 Officer)




/s/  B.G. Beck                      Director                        May 17, 2007
-------------------------------
B.G. Beck

/s/  Denis K. Berube                Director                        May 17, 2007
-------------------------------
Denis K. Berube


/s/  Milton E. Cooper               Director                        May 17, 2007
-------------------------------
Milton E. Cooper


/s/  Louis J. Freeh                 Director                        May 17, 2007
-------------------------------
Louis J. Freeh


/s/  Robert S. Gelbard              Director                        May 17, 2007
-------------------------------
Robert S. Gelbard


/s/  Malcolm J. Gudis               Director                        May 17, 2007
-------------------------------
Malcolm J. Gudis


/s/  John E. Lawler                 Director                        May 17, 2007
-------------------------------
John E. Lawler


/s/  James M. Loy                   Director                        May 17, 2007
-------------------------------
James M. Loy


/s/  Harriet Mouchly-Weiss          Director                        May 17, 2007
-------------------------------
Harriet Mouchly-Weiss


/s/  Peter Nessen                   Director                        May 17, 2007
-------------------------------
Peter Nessen

/s/  Boykin Rose                    Director                        May 17, 2007
-------------------------------
Boykin Rose


/s/  George J. Tenet                Director                        May 17, 2007
-------------------------------
George J. Tenet

                                  EXHIBIT INDEX


    EXHIBIT NO.  NOTE   DESCRIPTION

    4.1           #        Amended and Restated Certificate of Incorporation of
                           the Registrant.

    4.2           #        By-Laws of the Registrant.

    5.1           *        Opinion of Weil, Gotshal & Manges LLP as to the
                           legality of the shares being registered

    23.1          *        Consent of Deloitte & Touche LLP, Independent
                           Registered Public Accounting Firm.

    23.2          *        Consent of BDO Seidman, LLP, Independent Registered
                           Public Accounting Firm.

    99.1          *        Power of Attorney (included on signature page).


NOTES TO INDEX OF EXHIBITS

      *     Filed herewith.

      # Filed as an exhibit to the Registrant's Current Report on Form 8-K filed on May 16, 2007.